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BDO        BDO Dunwoody LLP           Fraser Valley Region
           Chartered Accountants      220, 19916 - 64th Avenue
                                      Langley, BC Canada V2Y 1A2
                                      Telephone: (604) 534-8900
                                      Telefax: (604) 534-8900
                                      www.bc.bdo.ca


                 CONSENT OF CHARTERED ACCOUNTANTS




MegaPro Tools, Inc.
Las Vegas, Nevada


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated
May 2, 2000, relating to the financial statements of MegaPro Tools Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Dunwoody LLP


Chartered Accountants

Langley, British Columbia
September 13, 2000

  BDO Dunwoody LLP is a limited Liability Partnership registered in Ontario